EXHIBIT 10.92




                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT is made and entered into as of August 9, 1996 (this "Agreement"), by and among and AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware corporation ("License Corp."), AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation ("ARS") (License Corp. and ARS shall be referred to collectively herein as "Seller"), and MEGA BROADCASTING CORPORATION, A New Jersey corporation, or its assignee ("Buyer"):


                                   WITNESSETH:

                  WHEREAS, License Corp. is the licensee of and operates radio station WNEZ(AM), New Britain, Connecticut (the "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC") and ARS owns all the assets used and useful in connection with the Station; and

                  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets used and useful in connection with the operation of the Station, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1
                               PURCHASE OF ASSETS

         1.1 Transfer of Assets. On the Closing Date (as hereinafter defined), subject to the conditions contained herein, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, which are used and useful in connection with the operation of the Station (collectively, the "Station Assets"), including, but not limited to, the following (but excluding the Excluded Assets specified in Section 1.2 hereof:

                  (a) All licenses, permits and other authorizations relating to the Station issued to License Corp. by the FCC or any other governmental authority on or prior to the Closing Date, together with renewals or modifications thereof, including, without limitation, the licenses, permits and authorizations listed on Schedule l.l(a) attached hereto (the licenses, permits and authorizations


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issued by the FCC collectively are referred to herein as the "FCC Licenses"; the
FCC Licenses and the licenses, permits and other authorizations issued by any other governmental authority collectively are referred to herein as the "Station Licenses");

                  (b) All equipment, office furniture and fixtures, office materials and supplies, inventory and other tangible personal property, of every kind and description, owned or used by Seller with respect to the Station on the date hereof, together with any additions thereto made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made in the ordinary course of business between the date hereof and the Closing Date, including, without limitation, the property listed on Schedule 1.1 (b) attached hereto, (collectively, the "Tangible Personal Property");

                  (c) All of Seller's right, title and interest in and to each contract, agreement and lease, written or oral, relating to the operation of the Station listed in Schedule 1.1 (c) hereto, together with all contracts, agreements and leases entered into or acquired by Seller between the date hereof and the Closing Date which Buyer agrees in writing to assume (as hereinafter defined) (collectively, the "Contracts");

                  (d) All of Seller's right, title and interest in and to the call letters "WNEZ" and all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos and slogans used in the conduct of the business and operation of the Station and either owned by Seller or licensed to Seller on the date hereof, together with any associated goodwill and any additions thereto between the date hereof and the Closing Date, including but not limited to those described on Schedule 1.1 (d) attached hereto (collectively, the "Intellectual Property"), to the extent Seller has assignable rights therein;

                  (e) All of the real property,  including  transmission towers, owned by Seller and used in connection with the Station on the date hereof and Seller's right, title and interest in and to any buildings, fixtures, improvements, transmission towers and other real property owned or leased by
Seller in connection with the Station, together with any additions thereto between the date hereof and the Closing Date, including but not limited to those described on Schedule l.l(e) attached hereto (collectively, the "Real Property");

                  (f) All files, records, and books of account relating to, or which are located at the premises of, the Station, including, without limitation, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written contracts to be assigned hereunder, logs, the public inspection file and all software programs used in connection with the operation of the Station.

                  The Station Assets shall be transferred to Buyer free and clear of all liens, encumbrances, debts, security interests, mortgages, trusts, claims, pledges, conditional sales agreements, charges, covenants, conditions or restrictions of any kind (collectively, "Liens"), except for (i) rights of lessors, co-lessees or sublessees which are reflected in the leases listed in
Schedule 1.1 (e), (ii) current taxes or governmental assessments, charges, or claims, the payment of which are not yet due and payable, (iii) statutory liens of landlord and liens of carriers, warehousemen,

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materialmen  and other  similar  persons  and other  similar  persons  and other imposed by applicable law, rule or regulation incurred in the ordinary course of business for sums not yet delinquent; (iv) liens relating to deposits made in the ordinary course of business in connection with worker's compensation or employment insurance and other types of social security; and (v) liens incurred in the ordinary course of business (e.g., equipment lease encumbrances and installment sale contract liens) ("Permitted Liens"), all of which are listed in
Schedule 1.1.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Station Assets shall not include the following assets along with all right, title and interest therein (collectively, the "Excluded Assets"):

                  (a) All cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks;

                  (b) All contracts or agreements to which Seller is a party that (i) have been terminated in accordance herewith, (ii) have expired prior to the Closing Date, or (iii) Buyer has not assumed pursuant to the terms of
Section 2.1 hereof;

                  (c) Seller's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller and duplicate copies of such records as are necessary to enable Seller to file its tax returns and reports as well as any other records or materials relating to Seller generally and not involving the Station's operations;

                  (d) All pension, profit sharing or cash or deferred (Section 401 (k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any maintained by Seller;

                  (e) Contracts of insurance and all insurance proceeds or claims made by Seller relating to property or equipment repaired, replaced or restored by Seller prior to the Closing Date;

                  (f) Any and all claims made by Seller with respect to transactions prior to the Closing Date and the proceeds thereof, except claims with respect to obligations to be assumed by Buyer pursuant to Section 2.1 hereof;

                  (g) All trade or barter agreements, but only to the extent they have a negative trade or barter balance in excess of $1,000 in the aggregate;

                  (h) All accounts receivable relating to or arising out of the operation of the Station prior to the Closing Date;

                  (i) All other rights, interests or intangible assets of Seller which are not used in the operation of the Station; and

                  (j) Any books and records relating to any of the foregoing, except to the extent that Buyer wishes to make, at its expense, a duplicate copy of such materials in order to facilitate its operation of the Station and conduct of its business.

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                                    ARTICLE 2
                            ASSUMPTION OF OBLIGATIONS

         2.1  Assumption  of  Obligations.  Subject  to the  provisions  of this
Section 2.1, Section 2.2 and Section 3.5, on the Closing Date, Buyer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Seller arising or to be performed on or after the Closing Date under the Contracts, except obligations which arise or result from a breach by Seller of, or a default by Seller under, any Contract prior to the Closing Date. All of the foregoing assumed liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

         2.2 Retained Liabilities. Except as set forth in Section 2.1 hereof, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liability, obligation, commitment, undertaking, expense or agreement of Seller of any nature whatsoever, whether known or unknown or absolute or contingent. All of such liabilities and obligations shall be referred to herein collectively as the "Retained Liabilities." Without limiting the generality of the foregoing, it is understood and agreed that Buyer is not agreeing to assume, and shall not assume, any liability or obligation of Seller to Seller's employees, including without limitation any such liability or obligation in respect of wages, salaries, bonuses, accrued vacation or sick pay.


                                    ARTICLE 3
                                  CONSIDERATION

         3.1 Purchase Price

                  In consideration for the transfer of the Station Assets, Buyer shall pay the sum of SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($750,000) (the "Purchase Price") to Seller, plus or minus any adjustment to be made pursuant to
Section 3.5 hereof, and assume the Assumed Liabilities.

         3.2 Deposit.

                  (a) Buyer has deposited with First Liberty Bank located in Washington, D.C. ("Escrow Agent"), pursuant to a mutually agreeable escrow agreement, the sum of SEVENTY FIVE THOUSAND DOLLARS ($75,000), in immediately available funds, as a credit against the Purchase Price (the "Deposit").

                  (b) If this Agreement is terminated  pursuant to Section 13 .1
(d), and Seller is not then in default of this Agreement, Seller shall be entitled to the Deposit, and all interest accrued thereon, as liquidated damages. It is understood and agreed that such liquidated damage amount represents the parties' reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of Seller if Buyer fails to

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perform or  breaches  any of its  obligations,  representations,  warranties  or duties under this Agreement and shall be applicable regardless of the actual amount of damages sustained.

                  (c) In the event this Agreement is terminated for any reason other than as set forth in Section 13.1 (d), Escrow Agent shall immediately return the Deposit, plus all interest earned thereon, to Buyer.

                  (d)  In  the  event   Buyer   consummates   the   transactions
contemplated hereby, the Deposit shall be applied to the Purchase Price at Closing and all interest earned thereon shall be released to Buyer.

         3.3 Payment of Purchase Price. At Closing, Buyer shall pay the Purchase Price as follows:

                  (a) Buyer shall instruct the Escrow Agent to release the Deposit to Seller, less all interest earned thereon which shall be returned to Buyer.

                  (b) Buyer shall pay to Seller Six Hundred and Seventy Five Thousand Dollars ($675,000), by wire transfer of immediately available funds, plus or minus any adjustment to be made pursuant to Section 3.5 hereof

         3.4 Allocation of Purchase Price. The Purchase Price shall be allocated as mutually agreed upon by Buyer and Seller as depicted on Schedule 3.4 hereof

         3.5 Proration of Income and Expenses/Trade Agreements.

                  (a) Except as otherwise provided herein, all income and expenses arising from the conduct of the business and operation of the Station shall be prorated between Buyer and Seller in accordance with generally accepted accounting principles as of 11:59 p.m., Connecticut time, on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes (but excluding taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which, shall be paid as set forth in Article 11 of this Agreement), business and license fees, music and other license fees, utility expenses, rents and similar prepaid and deferred items attributable to the ownership and operation of the Station. Revenues, expenses, taxes, costs and liabilities earned or incurred in connection with particular programs and announcements shall be allocated to the time of performance of such programs and announcements without regard to the date of payment therefor. Salaries, wages, sales commissions, fringe benefit accruals and termination or severance pay for Seller's employees shall not be pro-rated but shall be the sole responsibility of Seller.

                  (b) The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within sixty (60) days of the Closing Date. In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be resolved by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer.

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The decision of such accountant  shall be conclusive and binding on the parties.
All prorations and adjustments made on the Closing Date shall be paid in the form of an increase or decrease of the amount payable by Buyer at the Closing. All prorations and adjustments made after the Closing shall be paid within five
(5) business days of receipt of notice of the determination thereof.

                  (c) If on the Closing Date Seller has any obligation to air announcements or pre-paid programming on the Station after the Closing under trade or other agreements executed by Seller prior to the Closing, the Purchase Price shall be reduced by an amount equal to the remaining face amount of said agreements but only to the extent such amount exceeds $1,000 in the aggregate.


                                    ARTICLE 4
                              GOVERNMENTAL CONSENTS


         4.1 FCC Consent. It is specifically understood and agreed by Buyer and Seller that consummation of the transactions contemplated hereby is expressly conditioned on and is subject to the prior consent and approval of the FCC ("FCC Consent") without the imposition of any conditions on the transfer of the FCC Licenses which would require Buyer to sell any radio station or which otherwise reasonably is expected to have a material adverse effect on the results of operations of Buyer.

         4.2 FCC  Application.  Within five (5) business days after execution of this Agreement, the parties shall file with the FCC an application for assignment of the FCC Licenses ("FCC Application") from License Corp. to Buyer. The parties shall thereafter prosecute the FCC Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable (but no party shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect on the results of operations of a party or any affiliated entity). If the FCC Consent imposes any condition on a party hereto, such party shall use commercially reasonable efforts to comply with such condition; provided, however, that no party shall be required hereunder to comply with any condition that would have a material adverse effect on the results of operations of such party or any affiliated entity. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall use commercially reasonable efforts to oppose such efforts for reconsideration or judicial review; provided, however, such party shall not be required to take any action which would have a material adverse effect on the results of operations of such party or any affiliated entity. Nothing in this
Section 4.2 shall be construed to limit a party's right to terminate this Agreement pursuant to Article 13 hereof.


                                    ARTICLE 5
                                     CLOSING

         5.1 Closing Date. Except as otherwise mutually agreed upon by Seller and Buyer, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) business days after the FCC Consent shall have become a Final Order (as hereinafter defined) (the "Closing Date"). As used herein, the term "Final Order" means a written action or order issued by

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the FCC  setting  forth the FCC  Consent  and (a)  which has not been  reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion (whether upon reconsideration or otherwise) has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired. Notwithstanding the foregoing, Buyer may elect to proceed with the Closing upon public notice of the grant of FCC Consent but prior to the date on which the FCC Consent shall have become a Final Order upon ten ( 10) days written notice to Seller. All actions taken at the Closing will be considered as having been taken simultaneously and no such actions will be considered to be completed until all such actions have been completed.

         5.2 Closing Place. The Closing shall be held at such place as the parties hereto may agree.


                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         License Corp. and ARS, jointly and severally, represent and warrant to Buyer as follows:

         6.1 Organization and Qualifications. Both License Corp. and ARS are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate power to carry on their business as it is now being conducted.

         6.2 Authority.

                  (a) License Corp. and ARS have full corporate power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments delivered or to be delivered hereunder by Seller (this Agreement and such other agreements, documents, certificates and instruments are referred to herein collectively as the "Seller Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Seller Documents by Seller and the consummation by Seller of the transactions contemplated thereby have been, or will be prior to the Closing, as the case may be, duly authorized by all necessary corporate action on the part of each Seller. Each of the Seller Documents has been, or at or prior to the Closing will be, as the case may be, duly executed and delivered by each Seller and constitute, or will constitute at the Closing, as the case may be, a valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms.

                  (b) The execution and delivery by Seller of the Seller Documents does not or will not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of either Seller, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any Contract,
(iii) create any Lien upon any of the Station Assets, or (iv) constitute, or result in, a

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violation of any judgment,  ruling, order, writ,  injunction,  decree,  statute, law, rule or regulation applicable to Seller or any of their properties or assets.

                  (c) No consent, approval, order or authorization of, notice to, or registration, declaration of filing with, any governmental entity is necessary in connection with the execution and delivery of the Seller Documents by Seller or the consummation of the transactions contemplated thereby by Seller, except for filing required documents with the FCC.

         6.3      [INTENTIONALLY LEFT BLANK]

         6.4 Station Licenses. Schedule l.l (a) hereto contains a true and complete list of the Station Licenses. License Corp. is the authorized legal holder of the Station Licenses. The Station Licenses are in good standing and in full force and effect. The Station Licenses are all of the licenses, permits or other authorizations from governmental and regulatory authorities necessary to operate the Station. License Corp. is operating the Station and its facilities in material accordance with the Station Licenses, the FCC's rules and policies and good engineering practices. No proceedings are pending or threatened, nor do any facts exist which may result in the revocation, modification, non-renewal or suspension of any of the Station Licenses, the denial of any of License Corp.'s pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC with respect to the FCC Licenses or which may affect Buyer's ability to operate the Station in accordance with the Station Licenses and the FCC's rules and regulations. The Station's tower and transmitting facilities are in good repair and structurally sound, and possess all necessary lighting and markings to comply with applicable rules of the FCC.

         6.5 Tangible Personal Property. Schedule l.l(b) hereto contains a true and complete list of the Tangible Personal Property. The Tangible Personal Property which is leased is identified as such on Schedule 1.1 (b). The Tangible Personal Property is all of the tangible personal property necessary to operate the Station in the manner in which it is presently operated. Seller (a) is the lawful owner of all of the Tangible Personal Property it purports to own, (b) has valid leasehold interests in the Tangible Personal Property it purports to lease, and (iii) has valid license rights (whether as a licensor or licensee) in the Tangible Personal Property it purports to license, in all cases free and clear of any Liens, except for Permitted Liens and Liens disclosed in Schedule
6.5 attached hereto. Seller has delivered to Buyer a true, accurate and complete copy of each lease, license or sublicense regarding any Tangible Personal Property leased, licensed or sublicensed by Seller. The transmitting and tower facilities of the Station included in the Tangible Personal Property are currently maintained and shall be maintained in accordance with good engineering practice and in material compliance with applicable FCC rules and regulations. The Station currently complies with and shall continue to comply with all material engineering requirements as set forth in its FCC authorizations, and Seller shall take all material steps necessary to insure continued compliance therewith.

         6.6 Contracts. Schedule 1.l(c) hereto contains a true and complete list of all of the Contracts. Seller is not in violation or breach of, nor has Seller received in writing any claim or threat that it has breached any of the terms and conditions of, any Contract. Neither Seller nor, to their knowledge, any other party to any Contract is in default thereunder or in breach of a material provision thereof. Seller has delivered to Buyer a true, accurate and complete copy of each Contract, including all amendments, supplements or modifications thereto or waivers thereunder. Except as

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set forth on Schedule 6.6 attached hereto, neither the execution and delivery by
Seller of this Agreement nor the consummation by Seller of the transactions contemplated under this Agreement requires the consent of any party to a Contract.

         6.7 Intellectual Property. Schedule I.I(d) hereto contains a true and complete list of all Intellectual Property (excluding intellectual property included in the Excluded Assets and referred to in Section 1.2). None of the Intellectual Property was granted to Seller pursuant to any licensing or sublicensing agreement under which Seller is the licensee or the sublicensee. Except for the fact that the Station is operated together with stations WACH and WZMX, which are not being assigned to Buyer, the Intellectual Property is all of the intellectual property necessary to operate the Station in the manner it currently is operated. No person has a right to receive a royalty or similar payment in respect of any Intellectual Property pursuant to any contractual arrangements entered into by Seller. Seller has not granted to any other person any right to use the Intellectual Property pursuant to any licensing or sublicensing agreement. Seller's use of the Intellectual Property does not infringe upon or otherwise violate the rights of any third party in or to such Intellectual Property or the asserted proprietary rights of others, and no notices have been received by Seller that Seller's use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to the Intellectual Property or the proprietary rights of others. The Intellectual Property owned by Seller is free and clear of any Liens, except for Permitted Liens and the Liens described in Schedule 6.5 attached hereto.

         6.8 Employee and Labor Relations.

                  (a) Insofar as the Station is concerned, Seller is not a party to any contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. There are no organizational efforts currently being made or threatened by or on behalf of any labor union with respect to employees of Seller at the Station. There are no present or threatened work stoppages or labor difficulties relating to the employees of Seller at the Station.

                  (b) Seller has not promised to any employee of either Seller that Buyer will be hiring any such employee or otherwise made any offer of employment to any employee of the either Seller on behalf of Buyer.

                  (c) Seller hereby covenants that all employees of the Seller at the Station shall be terminable, without liability to Buyer, on and as of the Closing Date, and that Buyer will have no liability to any present or past employee of the Station for retirement, pension, bonus, termination, vacation, or other pay, or for hospitalization, major medical, life or other insurance or other employee benefits.

         6.9 Compliance With Law. The Station Assets and the operation of the Station are in material compliance with all applicable statutes, laws, ordinances, regulations, rules or orders of any foreign, federal, state or local government, governmental department or agency, including, without limitation, all foreign, federal, state and local energy, public utility, zoning, building code, health, employee safety, and OSHA requirements.

         6.10 Brokers. Seller has not retained any broker in connection with this transaction.

         6.11 No Litigation. There is no litigation, proceeding or investigation pending or, to Seller's knowledge, threatened against it in any federal, state or local court or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolve disputes, or which seeks to enjoin any action taken or to be taken pursuant in connection with this Agreement.

         6.12 Real Properties.

                  (a) Schedule 1.1 (e) attached hereto is a true and complete list of all Real Property. Seller has delivered to Buyer a true and complete copy of the leases for the leased Real Property.

                  (b) Seller has good and marketable title in fee simple absolute to the Real Property it purports to own and valid leasehold interests in the Real Property it purports to lease, free and clear of all Liens, except for Permitted Liens and liens described in Schedule 6.5 attached hereto.

                  (c) No Real Property lies in an area which is, or, to the knowledge of Seller, will be, subject to zoning, use, or building code restrictions which would prohibit the continued effective leasing or use of such Real Property in the radio broadcasting business. Seller enjoys peaceful and material undisturbed possession under all leases of leased Real Property and all of such leases are valid and in full force and effect. To Seller's knowledge, no other party to any lease for the Real Property is in default thereunder or breach thereof.

                  (d) To the best of Seller's knowledge, there are no pending or threatened condemnation proceedings relating to any Real Property.

         6.13 Termination of Business Relationships. No supplier of Seller and no person presently a customer, agent, independent contractor, licensor or licensee of Seller, has notified Seller of any intention to cancel or otherwise terminate its business relationship with Seller relating to the Station.

         6.14 Environmental Matters.

                  (a) The term "Hazardous Materials" shall mean any substance, material, liquid or gas defined or designated as hazardous or toxic (or by any similar term) under any Environmental Law, including, without limitation, petroleum products and friable materials containing more than one percent (1.0%) asbestos by weight.

                  (b) "Environmental Law" shall mean any federal, state, or local law, ordinance, order, rule, or regulation relating to pollution, protection of the environment, or actual or threatened releases, discharges, or emissions into the environment.

                  (c) The term "Environmental Condition" shall refer to any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by

Seller or its predecessors in interest. With respect to claims by employees, Environmental Condition also includes the exposure of persons to Hazardous Materials at a work place of Seller.

                  (d) The term "Environmental Noncompliance" shall mean any violation of any Environmental Law.

                  (e) To the best of Seller's knowledge, there are no investigations, inquiries, administrative proceedings, actions, suits, claims, legal proceedings or any other proceedings pending or threatened against Seller relating to the Station or the Real Property that involves, or relates to, Environmental Conditions, Environmental Noncompliance or the release, use or disposal of any Hazardous Materials on any Real Property.

                  (f) There are no Hazardous Materials being stored or otherwise held on, under or about the Real Property and the Real Property has been maintained by Seller in substantial compliance with all Environmental Laws. Notwithstanding this or any other provision of this Agreement, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyl ("PCBs") in excess of Federal or Connecticut safety guidelines, whichever are more stringent, are expressly excluded from all references to (a) Hazardous Material and (b) violations of or compliance with Environmental Laws or laws, ordinances, rules, regulations, restrictions and resolutions related thereto. However, to Seller's knowledge, no such PCBs exist.

         6.15 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. To Seller's knowledge, there are no governmental investigations or other legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any taxes, penalties, interest or other charges, the liability for which could extend to Buyer as transferee of the business of the Station, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         6.16 Insurance. All of the Station Assets which are of any insurable character are insured by reputable insurance companies against loss or damage by fire and other risks to the full extent and in the manner customary for properties and assets of that nature.

         6.17 No Other Agreements to Sell the Station. Seller has no legal obligation, absolute or contingent, to any other person or firm to sell the Station Assets (whether through a merger, reorganization, time brokerage agreement, or sale of stock or otherwise) or to enter into any agreement with respect thereto.

         6.18 Disclosure. The representations and warranties of Seller herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Seller to Buyer as required by this Agreement do not contain nor will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 7
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         7.1 Organization. Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power to carry on its business as it is now being conducted, and will on the Closing Date, be authorized to do business in the State of Connecticut.

         7.2 Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments delivered or to be delivered hereunder by Buyer (the "Buyer Documents"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Buyer Documents by Buyer and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Buyer. Each of the Buyer Documents has been, or will be at the Closing, as the case may be, duly executed and delivered by Buyer and constitutes, or will constitute at the Closing, as the case may be, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

         7.3 Qualification. To its knowledge, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Buyer as an assignee of the FCC Licenses.

         7.4 Brokers. Buyer has not retained any broker in connection with this transaction.

         7.5 No Litigation. There is no litigation, proceeding or investigation pending or, to Buyer's knowledge, threatened against it in any federal, state or local court or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolved disputes, which seeks to enjoin or to prohibit or otherwise to question the validity of any action taken or to be taken pursuant to or in connection with this Agreement.

         7.6 FCC Qualifications. Buyer is legally, financially and otherwise duly qualified to become licensee of the Station under the Communications Act of 1934, as amended, the rules and regulations of the FCC and Section 5301 of the Anti-Drug Abuse Act of 1988, as amended.

         7.7 Disclosure. The representations and warranties of Buyer herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Buyer to Seller as required by this Agreement do not contain, nor will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.



         ARTICLE 8 COVENANTS

         8.1 Covenants of Seller. Between the date of this Agreement and the Closing Date:

                  8.1.1 Operation of Business. Seller shall:

                           (a) preserve and protect all of the Station Assets in
good repair and condition, normal wear and tear excepted;

                           (b)  maintain  the  Station's  books of  account  and
records in the usual and ordinary manner, and in conformity with past practices;

                           (c) maintain its present  insurance in full force and
effect, with policy limits and scope of coverage not less than is now provided by its present insurance;

                           (d)  maintain  and preserve  License  Corp.'s  rights
under the Station Licenses;

                           (e) operate the Station in material  accordance  with
the FCC rules and regulations and the Station Licenses;

                           (f) maintain the Station towers in good repair and in
material accordance with FCC rules and good engineering. By way of amplification and not limitation, prior to Closing, Seller shall paint the Station's towers to the reasonable satisfaction of Buyer or, alternatively, the Purchase Price for the Station shall be reduced by the reasonable cost to Buyer of having the Station's towers painted after Closing;

                           (g) conduct the  Station's  business in the  ordinary
course consistent with past practices or as required by this Agreement. By way of amplification and not limitation, without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, Seller shall not:

                                    (i)  enter  into  any  agreement,  contract,
lease or commitment in excess of $1,500 each, or $5,000 in the aggregate, other than agreements cancelable without penalty prior to the Closing Date;

                                    (ii)  place or allow to be  placed on any of
the assets or properties relating to the Station any Lien, other than Permitted Liens without notifying Buyer, which Liens will be released prior to Closing;

                                    (iii)  sell or  otherwise  dispose of any of
the Station's Assets, except for dispositions in the ordinary course of business in accordance with Section 1.1;

                                    (iv)  commit  any  act or omit to do any act
which will cause a material breach of any Contract;

                                    (v)   violate   any  law,   statute,   rule,
governmental regulation or order of any court or governmental or regulatory authority (whether Federal, State or local) which would have a material adverse effect on the Station or the Assets;

                                    (vi)   cause  or  permit  by  any  act,   or
intentional failure to act, any of the Station Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Station Licenses, or fail to prosecute with due diligence any pending applications to the FCC;

                                    (vii) terminate any Contract, except as such
Contract may expire by its own terms; or

                                    (viii)  increase  the  salary,  benefits  or
other compensation payable to any Station employee, except to the extent consistent with existing practice. Seller shall immediately notify Buyer upon taking any such action.

                  8.1.2 No Other Bids. Seller shall not, and shall not authorize or permit any officer, director or employee of either Seller, or any investment banker, attorney, accountant or other advisor or representative retained by Seller to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal to purchase, directly or indirectly, or time broker the Station. Upon a violation of this Section, in addition to any other remedies available hereunder or at law, Buyer shall be entitled to injunctive relief, both pendente lite and permanently, without the need to post a bond or other security or prove actual damages.

                  8.1.3    Access to Information.

                           (a)  Seller  shall   afford,   and  shall  cause  its
respective officers, directors, employees and agents to afford, to Buyer and the officers, employees and agents of Buyer access at all reasonable times to Seller's officers, employees, independent contractors, agents, properties, books, records and contracts, and shall furnish Buyer all financial, operating and other data and information relating to the Station as Buyer, through its respective officers, employees or agents, may reasonably request, provided however, that no rights granted to Buyer herein shall be exercised in such a manner so as to interfere with the operation of the business of the Seller.

                           (b) No  investigation  pursuant  to Section  8.1.3(a)
shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  8.1.4  Confidentiality.

                           (a) Each  party  shall  hold,  and  shall  cause  its
officers, employees and agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors ~its "Agents") who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any Confidential Information of another party. Confidential Information shall include all information (written or oral) which heretofore has been or hereafter is disclosed by a party or its Agents in connection with the transactions contemplated hereunder and which is not in the public domain, but shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by the party which alleges the information is confidential or its affiliates, (ii) becomes available to a party on a nonconfidential basis from a source, other than the party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a party on a nonconfidential basis prior to its disclosure to such party hereunder. If this Agreement is terminated, each party shall deliver, and cause its Agents who obtain Confidential Information of another party hereunder to deliver to such other party all such Confidential Information that is written (including copies or extracts thereof), whether such confidential information was obtained before or after the execution hereof.

                           (b) If a party or a person to whom a party  transmits
confidential information of another party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such party or person will provide the other applicable party with prompt written notice so that such party may seek a protective order or other appropriate remedy or waive compliance with
Section 8.1 .4(a). If such protective order or other remedy is not obtained, or if the applicable party waives compliance with Section 8.1.4(a), the party subject to the request will furnish only that portion of such confidential information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

                  8.1.5    Notification of Certain Matters.

                           (a) Seller  shall give  prompt  notice to Buyer,  and
Buyer shall give prompt notice to either Seller, of (i) any material inaccuracy in any representation or warranty made by it or them, as the case may be, herein, or (ii) any material failure of Buyer or Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them, as the case may be, under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

                           (b) Seller  shall give prompt  notice to Buyer of any
change or event having, or which could reasonably be expected to have, a material adverse effect on the operations or financial condition of the Station.

                  8.1.6 Consents and Approvals. Seller shall use commercially reasonable efforts to obtain any and all consents, transfers, authorizations, or approvals required for the consummation of the transactions contemplated by this Agreement.

                  8.1.7 Control of Station. Buyer shall not, directly or indirectly, control, supervise or direct the operation of the Station. Such operation, including complete control and supervision of all Station programs, employees and policies, shall be the responsibility of License Corp.

                  8.1.8 News Releases. Any news releases pertaining to the transactions contemplated hereby shall be reviewed and approved by Buyer and Seller, or their respective representatives, and shall be acceptable to them prior to the dissemination thereof

         8.2 Covenants of Buyer. Buyer covenants and agrees that between the date of this Agreement and the Closing Date, Buyer shall:

                  8.2.1 Actions Necessary For Transactions. Use commercially reasonable efforts to obtain any and all consents, transfers, authorizations, or approvals required for the consummation of the transactions contemplated by this Agreement.

                  8.2.2 FCC Qualifications. Refrain from knowingly doing any act which would disqualify Buyer from being the licensee of the Station.


                                    ARTICLE 9
                                   CONDITIONS

         9.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Buyer shall have waived in writing satisfaction of such condition:

                  (a) The representations and warranties made by each Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

                  (b) Seller shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by Seller prior to the Closing.

                  (c) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against any party hereto, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                  (d) Seller shall have delivered to Buyer all of the documents required by Section 10.1 hereof.

                  (e) The FCC Consent shall have become a Final Order.

                  (f) Seller shall have obtained and shall have delivered to Buyer all third-party consents to the assignment of the Contracts which consents shall not have as a condition thereof any modifications to the terms thereof or any payment by-Buyer to consummate the assignment.

                  (g) There shall have been no material adverse change since the date of this Agreement in the Station Assets or the operations of the Station.

         9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent Seller shall have waived in writing satisfaction of such condition:

                  (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date.

                  (b) Buyer shall have performed and complied in all material respects with all covenants, agreements, representations, warranties and undertakings required by this Agreement to be performed or complied with by it prior to the Closing.

                  (c) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened against any party hereto, seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions or seeking damages in connection with any of such transactions.

                  (d) Buyer shall have delivered to Seller all of the documents required by Section
10.2 hereof.


                                   ARTICLE 10
                               CLOSING DELIVERIES

         10.1 Seller's Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                  (a) Bills of Sale, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance reasonably satisfactory to counsel for Buyer, as shall be effective to vest in Buyer or its permitted assignee, good and marketable title in and to the Station Assets.

                  (b) A certificate, executed by officers of each Seller in such detail as Buyer shall reasonably request, certifying that all the representations and warranties of Seller stated herein are true and correct as of the Closing Date and to the fulfillment or satisfaction of the conditions set forth in this Agreement. The delivery of such certificate shall constitute a representation and warranty of Seller as to the statements set forth therein.

                  (c) Resolutions of the Board of Directors of each Seller authorizing the execution, delivery and performance of the Seller Documents by Seller, certified by the secretaries of each Seller.

                  (d) Updated Schedules reflecting any changes necessary to render the information contained therein true and accurate on the Closing Date.

                  (e) Originals or copies of all program, operations, transmissions, or maintenance logs and all other records required to be maintained by the FCC with respect to the Station, including the Station's public file, shall be left at the Station and thereby delivered to Buyer.

                  (f) A signed agreement in form mutually agreeable to Buyer and Seller granting to Buyer the right to air certain sporting events on the Station, including games of the Hartford Whalers and the Boston Celtics.

         10.2     Buyer's Deliveries.

                  (a) At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                           (i) The payments required under Section 3.3 hereof.

                           (ii)   An   Assignment   and   Assumption   Agreement
reasonably satisfactory in form and substance to counsel to Seller effecting the assumption of the Assumed Liabilities on the terms and conditions hereof.

                           (iii) A certificate, executed by an officer of Buyer,
in such detail as Seller shall reasonably request, certifying to the fulfillment or satisfaction by Buyer of the conditions set forth in this Agreement. The delivery of such certificate shall constitute a representation and warranty of Buyer as to the statements set forth therein.

                           (iv)  Resolutions  of the Board of Directors of Buyer
authorizing the execution, delivery and performance of the Buyer's Documents by Buyer, certified by the secretary of Buyer.

                           (v) A signed agreement in form mutually  agreeable to
Buyer and Seller granting to Buyer the right to air certain sporting events on the Station, including games of the Hartford Whalers and the Boston Celtics.

                                   ARTICLE 11
                        TRANSFER TAXES, FEES AND EXPENSES

         11.1 Expenses. Except as set forth in Sections 11.2 and 11.3 hereof, each party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation and preparation of the Agreement and the transactions contemplated thereby.

         11.2 Transfer Taxes and Similar Charges. Seller and Buyer each shall be responsible for one-half of all recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes imposed by reason of the transfer of the Station Assets in accordance with this Agreement.

         11.3 Governmental Filing or Grant Fees. Any filing or grant fees imposed by any governmental authority the consent of which is required to the transactions contemplated hereby shall be borne equally by Buyer and Seller.

                                   ARTICLE 12
                                 INDEMNIFICATION

         12.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing for a period of twelve ( 12) months from the Closing Date; provided, however, the representations and warranties regarding tax matters shall survive the Closing Date until the expiration of all applicable statutes of limitations. The right of any party to recover Damages (as defined in Section 12.2 hereof) on any claim shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Indemnified Party (as hereinafter defined) to the Indemnifying Party (as hereinafter defined) prior to such termination.

         12.2 Indemnification of Buyer by Seller. License Corp. and ARS, jointly and severally, shall indemnify and hold Buyer and its attorneys, affiliates, representatives, agents, partners, successors or assigns harmless from and against any liability, loss, cost, expense, judgment, order, settlement, obligation, deficiency, claim, suit, proceeding (whether formal or informal), investigation, Lien or other damage, including, without limitation, attorney's fees and expenses, (all of the foregoing items for purposes of this Agreement are referred to as "Damages"), resulting from, arising out of or incurred with respect to:

                  (a) A breach of any representation, warranty, covenant or agreement of Seller contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 12.1 hereof with respect to the representations or warranties by Seller contained herein;

                  (b) The Retained Liabilities; or

                  (c) Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the Station prior to the Closing Date.

The term "Damages" as used in this Agreement is not limited to matters asserted by third-parties against a party, but includes Damages incurred or sustained by a party in the absence of third party claims.

         12.3 Indemnification of Seller by Buyer. Buyer shall indemnify and hold Seller and its respective attorneys, affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to:

                  (a) A breach of any representation, warranty, covenant or agreement by Buyer contained herein, subject to notice of a claim being given before the expiration of the applicable period specified in Section 12.1 hereof with respect to the representations and warranties made by Buyer herein;

                  (b) The Assumed Liabilities; or

                  (c) Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the Station as conducted by Buyer on and after the Closing Date.

         12.4     Procedures.

                  (a) Promptly after the receipt by any party (the "Indemnified Party") of notice of (a) any claim or (b) the commencement of any action or proceeding which may entitle such party to indemnification under this Section, such party shall give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. The failure to give the Indemnifying Party timely notice under this subsection shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party unless, and then only to the extent, such failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. If such claim does not arise from the claim of a third party, the Indemnifying Party shall have 30 days after such notice to cure the conditions giving rise to such claim to the Indemnified Party's satisfaction. Failure by the Indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such claim or action.

                  (b) If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Indemnified Party, the Indemnifying Party shall take all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and hold the Indemnified Party harmless from and against any Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom; however, the Indemnified Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. Except with the prior written consent of the Indemnified Party, the Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (other than a judgment of dismissal on the merits without cost) or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Damages in respect of such claim or litigation.

                  (c) If the Indemnifying  Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall have no obligation to, defend against such claim or litigation in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim or litigation without the Indemnifying Party's consent. Within 30 days of written request, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all Damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation.

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




         12.5 Indemnity Payments. The parties agree that any payments made pursuant to this Article 12 will be treated by the parties on all applicable tax returns as an adjustment to the Purchase Price.


                                   ARTICLE 13
                               TERMINATION RIGHTS

         13.1 Termination. This Agreement may be terminated, by written notice given by any party (provided such party is not in breach of any of its material obligations, representations, warranties or duties hereunder) to the other party hereto, at any time prior to the Closing Date as follows, and in no other manner.

                  (a) By mutual written consent of the parties;

                  (b) By either Buyer, on the one hand, or either Seller, on the other hand, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) By Buyer, if either Seller fails to perform or breaches any of its material obligations, representations, warranties or duties under this Agreement, and Seller has not cured such failure to perform or breach within 15 days after delivery of written notice from Buyer;

                  (d) By either Seller, if Buyer fails to perform or breaches any of its material obligations, representations, warranties or duties under this Agreement, and Buyer has not cured such failure to perform or breach within thirty (30) days after delivery of written notice from Seller;

                  (e) By any party, if the FCC denies the FCC Application;

                  (f) By any party, if the FCC Consent has not been obtained within one (1) year of the date hereof.

         13.2 Liability. Upon termination, (i) if neither party is in breach of a material provision of this Agreement, the parties hereto shall have no further obligations to each other, except as provided in Section 8.1.4. (Confidentiality) hereof; (ii) if Buyer is in breach of a material provision of this Agreement, Seller, provided they are not then in default of this Agreement, shall be entitled only to liquidated damages as provided in Section 3.2(b) hereof; or (iii) if either Seller is in breach of a material provision of this Agreement, Buyer, provided it is not then in default of this Agreement, shall be entitled to the return of the Deposit, together with all earnings accrued thereon, plus any other remedies that are available to the Buyer.


                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

         14.1 Specific Performance. Seller and Buyer each recognize and acknowledge that, in the event that Seller shall fail to perform its obligations to consummate the transaction contemplated hereby, money damages alone will not be adequate to compensate Buyer for its injury. Seller and Buyer therefore each agree and acknowledge that, in the event of either Seller's failure to perform its obligation to consummate the transaction contemplated hereby, Buyer shall be entitled to specific performance of the terms of this Agreement and of Seller's obligation to consummate the transaction contemplated hereby, provided Buyer is not in material default hereunder.

         14.2 Risk of Loss. The risk of loss or damage to any of the Station Assets prior to the Closing Date, by whatever cause, shall be upon Seller. In the event of such loss or damage, Seller shall notify Buyer of the same within five (5) days and shall promptly restore, repair or replace such loss or damage with items of equivalent quality and value. Buyer may renegotiate the purchase price or terminate this Agreement if the loss or damage results in a material reduction in the value of the Station. Alteratively, at the election of the Buyer, Buyer may reduce the price to be paid by Buyer by the amount it would cost to fully restore, replace or repair such loss or damage or Buyer may elect to pay the Purchase Price and accept an assignment of Seller's insurance proceeds from the loss.

         14.3 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         14.4 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         14.5 Governing Law. This Agreement and the rights of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Connecticut without giving effect to the choice of law principles thereof.

         14.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         14.7 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         14.8 Attorneys' Fees. Should any party hereto institute any action or proceeding at law or in equity to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

         14.9 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.10 Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the parties are as follows:

If to Buyer:

Alfredo Alonso
Mega Broadcasting Corporation
333 Sylvan Avenue
Suite 304
Englewood Cliffs, NJ 07632

With a copy to:

Francisco R. Montero, Esq.
Fisher Wayland Cooper Leader & Zaragoza, L.L.P.
2001 Pennsylvania Avenue, N.W., Suite 400
Washington, D.C. 20006

and

If to Seller:

Michael B. Milson, Esq.
Vice President/Secretary
American Radio Systems Corporation
116 Huntington Ave.
Boston, Massachusetts 02116

With a copy to:

Howard J. Braun, Esq.
Rosenrnan & Colin
1300 l9th Street, N.W.

Washington, D.C.  20036



Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other parties hereto.

         14.11 Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

         14.12 Choice of Forum. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit arising here from or with respect hereto shall be commenced or prosecuted in any jurisdiction other than the State of Connecticut, and each party hereby irrevocably consents to the jurisdiction of the state and federal courts in the State of Connecticut seated in Hartford County.

         14.13 Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         14.14 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         14.15 Entire Agreement. This Agreement, the Schedules and Exhibits attached hereto and the ancillary documents provided for herein, constitute the entire agreement and understanding of the parties hereto relating to the matters provided for herein and supersede any and all prior agreements, arrangements, negotiations, discussions and understandings relating to the matters provided for herein.


              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            MEGA BROADCASTING CORPORATION


                                            By:_____________________________
                                                 Alfredo Alonso, President


                                            AMERICAN RADIO SYSTEMS LICENSE
                                            CORP.

                                            By:______________________________

                                            Its:_____________________________


                                            AMERICAN RADIO SYSTEMS
                                            CORPORATION

                                            By:______________________________

                                            Its:_____________________________

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                            MEGA BROADCASTING CORPORATION


                                            By:_____________________________
                                                 Alfredo Alonso, President


                                            AMERICAN RADIO SYSTEMS LICENSE
                                            CORP.

                                            By:_____________________________

                                            Its:____________________________


                                            AMERICAN RADIO SYSTEMS
                                            CORPORATION

                                            By:_____________________________

                                            Its:____________________________